UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

Fidelity Private Credit Company LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56854	41-3806186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 563-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Merger with Fidelity Private Credit Company LLC

On July 31, 2026, Fidelity Private Credit Company II LLC (the “Fund”) completed its previously announced merger (the “Merger”) with Fidelity Private Credit Company LLC (the “Acquired Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of March 25, 2026 (the “Merger Agreement”), by and among the Acquired Fund, the Fund, and, solely with respect to Section 5 thereof, Fidelity Diversifying Solutions LLC. Pursuant to the Merger Agreement and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), at the effective time of the Merger (the “Effective Time”), the Acquired Fund merged with and into the Fund, with the Fund as the surviving Fund (the “Surviving Fund”). The Merger became effective at 11:59 p.m., Eastern time, on the filing date of a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware. Upon effectiveness of the Merger, the name of the Surviving Fund became “Fidelity Private Credit Company LLC” pursuant to the Amended and Restated Certificate of Formation of the Surviving Fund filed as Exhibit A to the Certificate of Merger.

In accordance with the terms of the Merger Agreement, at the Effective Time, each unit of beneficial interest of the Acquired Fund issued and outstanding immediately prior to the Effective Time (other than any units owned by the Acquired Fund, the Fund or any of their respective consolidated subsidiaries, which were canceled for no consideration) was converted into the right to receive a number of newly issued units of the Fund equal to the Exchange Ratio. The Exchange Ratio was calculated as the quotient of (i) the closing net asset value per unit of the Acquired Fund divided by (ii) the closing net asset value per unit of the Fund, in each case as determined as of the close of business of the New York Stock Exchange on the date of the consummation of the Merger (the “Closing Date”) in accordance with the Merger Agreement.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Acquired Fund as Exhibit 2.1 to its Current Report on Form 8-K filed on March 27, 2026, which is incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Assumption of Credit Facility Obligations

On July 31, 2026, as a result of the consummation of the Merger, the Fund became party to and assumed all of the Acquired Fund’s obligations under the Senior Secured Revolving Credit Agreement, dated as of June 16, 2025, as amended by the Limited Consent and First Amendment to Senior Secured Revolving Credit Agreement, dated as of March 24, 2026 (the “Limited Consent and Amendment”), entered into by the Acquired Fund and, among others, Truist Bank, as administrative agent (as so amended, the “Credit Agreement”), including borrowings of $266 million outstanding as of July 31, 2026. Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the Credit Agreement, the Lenders under the Credit Agreement have agreed to extend credit to the Fund in an aggregate principal amount, as of July 31, 2026, of up to $430 million at any one time outstanding, subject to the satisfaction of various conditions, including availability under the borrowing base.

The Credit Agreement is a revolving credit facility with an availability period ending on June 15, 2029 and a final maturity date of June 14, 2030. Advances under the Credit Agreement are available in U.S. dollars and certain agreed foreign currencies. As of July 31, 2026, Borrowings made under the Facility have an interest rate, (a) if the Gross Borrowing Base is less than 1.60 times the Combined Debt Amount, (i) with respect to any ABR Loan, 0.875% per annum, and (ii) with respect to any Index Rate Loan, Term Benchmark Loan or RFR Loan, 1.875% per annum; or (b) if the Gross Borrowing Base is equal to or greater than 1.60 times the Combined Debt Amount, (i) with respect to any ABR Loan, 0.750% per annum, and (ii) with respect to any Index Rate Loan, Term Benchmark Loan or RFR loan, 1.750% per annum.

The description above is only a summary of the material provisions of the Credit Agreement and is qualified in its entirety by reference to the Limited Consent and Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.

Assumption of Credit Facility Obligations

On July 31, 2026, as a result of the consummation of the Merger, the Fund became party to and assumed all of the Acquired Fund’s obligations under the Loan and Security Agreement, dated as of August 25, 2022 (as amended, by the Consent and Fifth Amendment to Loan and Security Agreement, dated as of July 9, 2026 (the “Consent and Fifth Amendment”), as amended, the “JSPV Loan and Security Agreement”), among Fidelity Direct Lending Fund I JSPV LLC, a Delaware limited liability company (“JSPV”), a wholly-owned subsidiary of the Fund, as borrower, the Fund, as portfolio manager, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, (in such capacity, the “Administrative Agent”), Virtus Group, LP, as collateral administrator, and State Street Bank and Trust Company, as collateral agent and securities intermediary, including borrowings of $575 million outstanding as of July 31, 2026. Capitalized terms used but not defined herein shall have the meanings specified in the JSPV Loan and Security Agreement.

The initial principal amount of the maximum funding amounts under the JSPV Loan and Security Agreement is $700 million, with $500 million in tranche A financing commitments and $200 million in tranche B financing commitments, and may be increased up to $1.5 billion, in each case, subject to the satisfaction of various conditions, including availability under the borrowing base.

The JSPV Loan and Security Agreement is a revolving credit facility with a reinvestment period ending on August 25, 2027 and a scheduled maturity date of February 25, 2029, subject to the ability of JSPV to request that the Administrative Agent and each Lender extend the scheduled maturity date in their sole discretion to February 25, 2030. Advances under the JSPV Loan and Security Agreement are available in U.S. dollars and certain agreed foreign currencies. As of July 31, 2026, advances made under the JSPV Loan and Security Agreement initially bear interest at a per annum rate equal to the benchmark in effect for the currency of the applicable advance, plus an applicable margin of, (i) with respect to Tranche A advances denominated in pound sterling, 2.3193% per annum and (ii) with respect to any other advance, 2.20% per annum.

The obligations of JSPV to the lenders under the JSPV Loan and Security Agreement are secured by a first priority security interest in all of JSPV’s portfolio investments and cash. The obligations of JSPV under the JSPV Loan and Security Agreement are non-recourse to the Fund, and the Fund’s exposure to the credit facility is limited to the value of its investment in JSPV.

In connection with the JSPV Loan and Security Agreement, JSPV and the Fund have made certain customary representations and warranties and are required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The JSPV Loan and Security Agreement contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, the lenders under the JSPV Loan and Security Agreement may declare the outstanding advances and all other obligations under the JSPV Loan and Security Agreement immediately due and payable.

The description above is only a summary of the material provisions of the JSPV Loan and Security Agreement and is qualified in its entirety by reference to the Consent and Fifth Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon the consummation of the Merger, the Acquired Fund ceased to exist and the Fund continued as the Surviving Fund, and the Certificate of Formation of the Surviving Fund was amended and restated in its entirety as set forth in the Amended and Restated Certificate of Formation of the Surviving Fund (the “Amended and Restated Certificate of Formation”), which was filed as Exhibit A to the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 18-209 of the DLLCA. Pursuant to the Amended and Restated Certificate of Formation, the name of the Surviving Fund was changed from “Fidelity Private Credit Company II LLC” to “Fidelity Private Credit Company LLC,” effective as of the Effective Time.

The description above is only a summary of the material provisions of the Amended and Restated Certificate of Formation and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit A to the Certificate of Merger, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment to the Company's Amended and Restated Limited Liability Company Agreement

On July 31, 2026, the Fund entered into a first amendment (the “LLCA Amendment”) to the Amended and Restated Limited Liability Company Agreement of the Fund, dated as of March 18, 2026, as amended, to reflect the change in the Fund’s name from “Fidelity Private Credit Company II LLC” to “Fidelity Private Credit Company LLC” and to clarify the Board's authority to make ministerial or administrative changes without member consent. The LLCA Amendment became effective on July 31, 2026.

The foregoing description of the LLCA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the LLCA Amendment, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of the Acquired Fund required to be provided herein are filed as Exhibits 99.1 and 99.2 and incorporated into this Item 9.01(a) by reference.

No supplemental financial information is required to be included in this Current Report on Form 8-K. The fees of the Fund after giving effect to the Merger are unchanged. The acquisition of the Acquired Fund’s portfolio will not result in a material change in the Fund’s investment portfolio due to investment restrictions, and there are no material differences in accounting policies of the Fund when compared to the Acquired Fund

(d) Exhibits

Exhibit Number	Description

2.1

Agreement and Plan of Merger, by and among Fidelity Private Credit Company LLC, Fidelity Private Credit Company II LLC, and Fidelity Diversifying Solutions LLC, dated as of March 25, 2026 (Incorporated by reference to Fidelity Private Credit Company LLC’s Current Report on Form 8-K, filed on March 27, 2026 (File No. 814-01645))

3.1	Certificate of Merger of Fidelity Private Credit Company LLC with and into Fidelity Private Credit Company II LLC, effective July 31, 2026

3.2	First Amendment to the Amended and Restated Limited Liability Company Agreement of Fidelity Private Credit Company LLC, dated as of July 31, 2026

10.1*

Limited Consent and First Amendment to Senior Secured Revolving Credit Agreement, by and among Fidelity Private Credit Company LLC, as borrower, Fidelity Private Credit Company II LLC, Truist Bank, as administrative agent, the lenders and issuing banks party thereto, and the subsidiary guarantors party thereto, dated as of March 24, 2026 (Incorporated by reference to Fidelity Private Credit Company LLC’s Current Report on Form 8-K, filed on March 27, 2026 (File No. 814-01645))

10.2*

Consent and Fifth Amendment to Loan and Security Agreement, dated as of July 9, 2026, by and among Fidelity Direct Lending Fund I JSPV LLC, as borrower, Fidelity Private Credit Company LLC, as portfolio manager, the lenders party thereto, JPMorgan Chase Bank, National Association, as administrative agent, State Street Bank and Trust Company, as collateral agent and securities intermediary, and Virtus Group, LP, as collateral administrator (Incorporated by reference to Fidelity Private Credit Company LLC’s Current Report on Form 8-K, filed on July 14, 2026 (File No. 814-01645))

99.1

Audited Consolidated Financial Statements of Fidelity Private Credit Company LLC as of December 31, 2025 and for the year ended December 31, 2025 (Incorporated by reference to Fidelity Private Credit Company LLC’s Annual Report on Form 10-K, filed on March 23, 2026 (File No. 814-01645))

99.2

Unaudited Consolidated Financial Statements of Fidelity Private Credit Company LLC as of March 31, 2026 and for the quarter ended March 31, 2026 (Incorporated by reference to Fidelity Private Credit Company LLC’s Quarterly Report on Form 10-Q, filed on May 8, 2026 (File No. 814-01645))

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Private Credit Company LLC

Date: August 3, 2026	By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer (Principal Executive Officer)

FDLC-8-K-0826

1.9923388.100